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OMB Number:	3235-0059
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BUCKEYE PARTNERS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

BUCKEYE PARTNERS, L.P.
5002 Buckeye Rd.
Emmaus, Pennsylvania 18049

IMPORTANT REMINDER TO VOTE YOUR CONSENT

February 17, 2005

Dear Buckeye Partners, L.P. Unitholders:

     Our records indicate your vote has not yet been received for the consent solicitation, which is scheduled to expire on Monday, February 28, 2005, at 5:00 p.m. Eastern time. Please take a moment right now to ensure that your partnership units are represented for this important consent solicitation.

     Pursuant to the consent solicitation, you are being asked to approve the 2005 amendment and restatement of the Partnership’s Unit Option and Distribution Equivalent Plan.

*YOUR VOTE IS IMPORTANT*

     Institutional Shareholder Services (“ISS”), the nation’s leading proxy voting advisory service firm, has recommended that Buckeye’s Unitholders vote to approve the amendment to the unit option plan. ISS provides proxy advisory services to institutional investors, mutual funds, and other fiduciaries, and is the leading provider of proxy voting and corporate governance services, recommending votes for over 20,000 shareholder meetings and consent solicitations each year.

*PLEASE VOTE BY TELEPHONE OR INTERNET TODAY*

     In order to ensure that every Unitholder has an opportunity to vote his or her partnership units, no matter how few or how many units you may own, we are enclosing an additional proxy card that will allow you to exercise your rights as a Unitholder.

     The Board of Directors of Buckeye’s general partner has unanimously determined that the amendment to the unit option plan is in the best interests of Buckeye Unitholders and recommends that you vote “For” the proposal. Because the affirmative vote of Unitholders representing a majority of the units outstanding is required to approve this proposal, not voting on the proposal is equivalent to voting against the proposal.

     Please vote by Telephone or Internet Today! Remember — every unit and every vote counts! You may also sign, date and mail your proxy card in the envelope provided. If you have any questions or need a copy of the consent solicitation statement, please call MacKenzie Partners, Inc. at (800) 322-2885 Toll-free or (212) 929-5500 Collect.

     Thank you in advance for voting promptly.

Sincerely,

/s/ William H. Shea, Jr.
William H. Shea, Jr.
Chief Executive Officer and President
Buckeye GP LLC, as General Partner